UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

CompoSecure, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(908) 518-0500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	CMPO	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 10, 2025, Timothy Fitzsimmons, Chief Financial Officer (“CFO”) of CompoSecure, Inc. (the “Company”) informed the Company’s Board of Directors that he will retire from his position as of the date the Company names a successor CFO and such successor assumes the role, which is anticipated to occur in the second half of 2025, but no later than January 1, 2026 (the “Transition Date”). Mr. Fitzsimmons’ advance notice of his retirement allows lead time for the Company to conduct a comprehensive search for his replacement and for Mr. Fitzsimmons to assist with the orderly transition of duties to his successor.

Following his retirement as CFO, Mr. Fitzsimmons will serve as a consultant to the Company through January 1, 2027, and has entered into a Transition and Consulting Agreement, dated June 10, 2025, regarding the same to ensure an orderly transition to his successor. Provided Mr. Fitzsimmons remains employed with the Company through the Transition Date, he will continue to receive his base salary and employee benefits and will remain eligible to receive an incentive payment for 2025, in an amount depending on actual Company performance. In addition, if Mr. Fitzsimmons remains employed by or in the service of the Company through January 1, 2026 (or upon his earlier death or disability), he will also remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2026. From the period commencing on the Transition Date through January 1, 2027 (the “Consulting Term”), Mr. Fitzsimmons will be eligible to continue medical coverage for himself and his dependents through the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) at the Company’s expense and, provided he remains a consultant through the end of the Consulting Term (or upon his earlier death or disability), Mr. Fitzsimmons will remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2027. Mr. Fitzsimmons will also remain subject to restrictive covenants and provide the Company with a general release of claims.

The foregoing summary of the Transition and Consulting Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Transition and Consulting Agreement, a copy of which is expected to be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure

On June 11, 2025, the Company issued a press release announcing the matters set forth under Item 5.02 above.

The information set forth in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of CompoSecure, Inc, dated June 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CompoSecure, Inc.

Date: June 11, 2025	By:	/s/ Steven J. Feder
	Name:	Steven J. Feder
	Title:	General Counsel & Corporate Secretary